UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported): October 30, 2014

GTT Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35965	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place Suite 1450 McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 442-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

The following is an update on our litigation with Artel LLC. We filed a civil complaint against Artel, LLC on June 15, 2012 in the Fairfax County Virginia Circuit Court, docket number CL2012-04735, alleging breach of contract with respect to telecommunication services provided by us. In response to our complaint, Artel, LLC filed a counterclaim based on allegations of breach of contract and certain business torts. On December 20, 2013, the Court entered a judgment against us in the amount of $3.3 million.  The Court suspended the judgment, subject to a letter of credit during our appeal to the Supreme Court of Virginia.  On October 29, 2014 the Supreme Court of Virginia granted in part and denied in part our petition for appeal and this decision was communicated to us on October 30, 2014. We are currently evaluating our options to contest further the judgment against us. As a consequence of the decision by the Supreme Court of Virginia, we have established an accrual equal to the full amount of the judgment as of the quarter ended September 30, 2014. The $3.3 million judgment represents less than 10% of our current consolidated assets as of the quarter ended September 30, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 5, 2014

GTT Communications, Inc.

		By:	/s/ Michael R. Bauer
Michael R. Bauer
Chief Financial Officer